                                                                    EXHIBIT 99.1

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                                                                       PAGE NO.

INDEPENDENT AUDITORS' REPORT........................................      1

COMBINED FINANCIAL STATEMENTS

       Combined Balance Sheet
       October 31, 2002.............................................      2

       Combined Statement of Income
       Year Ended October 31, 2002..................................      3

       Combined Statement of Comprehensive Income
       Year Ended October 31, 2002..................................      3

       Combined Statement of Stockholders' Equity
       Year Ended October 31, 2002..................................      4

       Combined Statement of Cash Flows
       Year Ended October 31, 2002..................................      5

       Notes to Combined Financial Statements.......................      7

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors and Stockholders of
Quiksilver, Inc.:

We have audited the accompanying combined balance sheet of Quiksilver Asia/Pacific, as defined in Note 1 to the combined financial statements, as of October 31, 2002, and the related combined statements of income, comprehensive income, stockholders' equity and cash flows the year ended October 31, 2002. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Quiksilver Asia/Pacific as of October 31, 2002, and the results of its operations and cash flows for the year ended October 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Our audits also comprehended the translation of amounts into US dollars amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 1. Such US dollar amounts are presented solely for the convenience of readers in the United States of America.

As discussed in Note 1 to the financial statements, in 2002 the Company changed its method of accounting for goodwill and intangible assets.

DELOITTE TOUCHE TOHMATSU


Date: February 28, 2002
Melbourne, Australia

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                             COMBINED BALANCE SHEET
                                OCTOBER 31, 2002

                                                                                         2002              2002
                                                                                          AUD$              US$
                                                                                     -----------       -----------
ASSETS
Current assets:

     Cash and cash equivalents ................................................       37,659,797        20,901,187
     Trade accounts receivable, less allowance for doubtful accounts
       of AUD $4,169,338 (US$2,313,983) - Note 2 ..............................       36,888,373        20,473,047
     Other receivables ........................................................          904,542           502,021
     Inventories ..............................................................       20,102,563        11,156,922
     Deferred income taxes - Note 11 ..........................................        2,078,095         1,153,343
     Prepaid expenses and other current assets ................................        5,044,795         2,799,859
                                                                                     -----------        ----------
         Total current assets .................................................      102,678,167        56,986,379

Fixed assets, net - Note 3 ....................................................        8,847,441         4,910,330
Goodwill ......................................................................        2,481,922         1,377,467
Deferred income taxes - Note 11 ...............................................          163,527            90,758
Investments in unconsolidated affiliates - Note 12 ............................          670,801           372,295
Other assets - Note 13 ........................................................        1,692,122           939,127
                                                                                     -----------        ----------
            Total assets ......................................................      116,533,980        64,676,356
                                                                                     ===========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Line of credit - Note 4 ..................................................        5,737,809         3,184,484
     Accounts payable .........................................................       16,300,148         9,046,582
     Accrued liabilities - Note 6 .............................................        3,407,028         1,890,901
     Accrued dividends and distributions payable - Note 7 .....................       34,490,469        19,142,210
     Current portion of lease liabilities - Note 5 ............................          561,404           311,579
     Income taxes payable - Note 11 ...........................................        1,893,265         1,050,762
     Other current liabilities ................................................          114,155            63,355
                                                                                     -----------        ----------
         Total current liabilities ............................................       62,504,278        34,689,873
     Long Term Lease liabilities - Note 5 .....................................          936,400           519,701
                                                                                     -----------        ----------
         Total liabilities ....................................................       63,440,678        35,209,574
                                                                                     -----------        ----------

Commitments and contingencies - Note 8
Stockholders' Equity - Note 9
Common stock - ................................................................          103,194            57,273
Retained earnings .............................................................       54,178,571        30,069,106
Accumulated other comprehensive loss ..........................................       (1,188,463)         (659,597)
                                                                                     -----------        ----------
     Total stockholders' equity ...............................................       53,093,302        29,466,782
                                                                                     -----------        ----------
     Total liabilities and stockholders' equity ...............................      116,533,980        64,676,356
                                                                                     ===========        ==========


                   SEE NOTES TO COMBINED FINANCIAL STATEMENTS

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                          COMBINED STATEMENT OF INCOME
                          YEAR ENDED OCTOBER 31, 2002

                                                                            2002            2002
                                                                             AUD$            US$
                                                                        ---------------------------
Net sales ..........................................................    149,942,707      83,218,202
Cost of goods sold .................................................     86,374,072      47,937,610
                                                                         ----------      ----------
     Gross profit ..................................................     63,568,635      35,280,592

Operating expenses:
     Selling, general and administrative expense ...................     39,547,094      21,948,637
     Pension payment to retiring directors - Note 14 ...............      9,241,917       5,129,264
     Royalty expense ...............................................      4,964,020       2,755,031
                                                                         ----------      ----------
         Total operating expenses ..................................     53,753,031      29,832,932
                                                                         ----------      ----------
Operating income ...................................................      9,815,604       5,447,660
Interest income - net ..............................................        529,151         293,679
Foreign currency gain ..............................................      1,025,532         569,170
Other income .......................................................        244,070         135,459
                                                                         ----------      ----------
Income before provision for income taxes ...........................     11,614,357       6,445,968
Provision for Income taxes - Note 11 ...............................      3,136,168       1,740,573
                                                                         ----------      ----------
Net income .........................................................      8,478,189       4,705,395
                                                                         ==========      ==========


                   COMBINED STATEMENT OF COMPREHENSIVE INCOME
                           YEAR ENDED OCTOBER 31, 2002

                                                                                2002            2002
                                                                                AUD$             US$
                                                                            --------------------------
Net income .............................................................     8,478,189       4,705,395
Other comprehensive income(loss):
     Foreign currency translation adjustment ...........................       (52,232)        (28,989)
     Change in net unrealised loss on derivative instruments ...........    (1,271,362)       (705,606)
     Tax on unrealised loss of derivative instruments ..................       381,409         211,682
                                                                            ----------       ---------
Comprehensive income ...................................................     7,536,004       4,182,482
                                                                            ==========       =========


                   SEE NOTES TO COMBINED FINANCIAL STATEMENTS

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                           YEAR ENDED OCTOBER 31,2002

AUD$

                                                                        ACCUMULATED
                                                                           OTHER           TOTAL
                                        CONTRIBUTED     RETAINED       COMPREHENSIVE    STOCKHOLDERS'
                                           EQUITY       EARNINGS       INCOME (LOSS)       EQUITY
                                        -------------------------------------------------------------
Balance, November 1, 2001 .......         103,194      83,507,309         (246,278)      83,364,225
    Net income ..................            --         8,478,189             --          8,478,189
    Foreign currency translation
       Adjustment ...............            --              --            (52,232)         (52,232)
    Loss on derivatives contracts            --              --           (889,953)        (889,953)
    Dividends paid or provided ..            --       (37,806,927)            --        (37,806,927)
                                          -------      ----------       ----------       ----------
Balance, October 31,2002 ........         103,194      54,178,571       (1,188,463)      53,093,302
                                          =======      ==========       ==========       ==========


US$

                                                                       ACCUMULATED
                                                                           OTHER           TOTAL
                                         CONTRIBUTED    RETAINED       COMPREHENSIVE    STOCKHOLDERS'
                                           EQUITY       EARNINGS       INCOME (LOSS)       EQUITY
                                         ------------------------------------------------------------
Balance, November 1, 2001 .......          57,273      46,346,556         (136,684)      46,267,145
    Net income ..................            --         4,705,395             --          4,705,395
    Foreign currency translation
       Adjustment ...............            --              --            (28,989)         (28,989)
    Loss on derivatives contracts            --              --           (493,924)        (493,924)
    Dividends paid or provided ..            --       (20,982,845)            --        (20,982,845)
                                          -------      ----------         --------       ----------
Balance, October 31,2002 ........          57,273      30,069,106         (659,597)      29,466,782
                                          =======      ==========         ========       ==========


                   SEE NOTES TO COMBINED FINANCIAL STATEMENTS

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                        COMBINED STATEMENT OF CASH FLOWS
                           YEAR ENDED OCTOBER 31, 2002

                                                                                                        2002            2002
                                                                                                        AUD$             US$
                                                                                                    ----------------------------
Cash flows from operating activities:
     Net income ..............................................................................       8,478,189        4,705,395
     Adjustments to reconcile net income to net cash provided by (used in)
     operating activities:
         Depreciation ........................................................................       1,193,288          662,275
         Provision for doubtful accounts .....................................................       1,077,644          598,091
         Loss on sale of fixed assets ........................................................           1,697              942
         Unrealised foreign currency gain ....................................................        (889,953)        (493,924)
         Cash Surrender Value of Life Insurance ..............................................        (294,778)        (163,602)
         Gain on sale of Investment ..........................................................        (214,063)        (118,805)
         Deferred income taxes ...............................................................        (304,019)        (168,730)
         Changes in operating assets and liabilities, net of effects from business acquisitions:
              Trade accounts receivable ......................................................       5,483,668        3,043,436
              Other receivables ..............................................................        (841,565)        (467,069)
              Inventories ....................................................................      (4,261,222)      (2,364,978)
              Prepaid expenses and other current assets ......................................          68,682           38,119
              Accounts payable ...............................................................        (157,685)         (87,515)
              Accrued liabilities ............................................................      (1,406,832)        (780,792)
              Income taxes payable ...........................................................      (4,612,157)     (2,559,749))
                                                                                                    ----------       ----------
                Net cash provided by  operating activities ...................................       3,320,890        1,843,094
                                                                                                    ==========       ==========
Cash flows from investing activities:
     Proceeds from sales of fixed assets .....................................................            --               --
     Capital expenditures ....................................................................      (2,920,414)      (1,620,830)
     Proceeds from sale of investments .......................................................          61,695           34,241
                                                                                                    ----------       ----------
                Net cash used in investing activities ........................................      (2,858,718)      (1,586,589)
                                                                                                    ----------       ----------

Cash flows from financing activities:
     Borrowings on lines of credit ...........................................................      21,169,823       11,749,252
     Payments on lines of credit .............................................................     (23,269,694)     (12,914,680)
     Borrowings on long-term debt ............................................................         761,050          422,383
     Payments on long-term debt ..............................................................        (598,446)        (332,137)
     Payments of cash dividends ..............................................................      (3,316,458)      (1,840,635)
                                                                                                    ----------       ----------
                Net cash used in financing activities ........................................      (5,253,725)      (2,915,817)

Effect of exchange rate changes on cash ......................................................         (52,232)         (28,989)
                                                                                                    ----------       ----------
Net decrease in cash and cash equivalents ....................................................      (4,843,785)      (2,688,301)
Cash and cash equivalents, beginning of year .................................................      42,503,582       23,589,488
                                                                                                    ----------       ----------
Cash and cash equivalents, end of year .......................................................      37,659,797       20,901,187
                                                                                                    ==========       ==========

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                        COMBINED STATEMENT OF CASH FLOWS
                           YEAR ENDED OCTOBER 31, 2002

                                                                                               2002               2002
                                                                                               AUD$                US$
                                                                                            ---------          ---------
Supplementary cash flow information:
     Cash paid during the year for:
         Interest.............................................................                281,931            156,472
                                                                                            ---------          ---------
         Income taxes.........................................................              8,052,346          4,469,052
                                                                                            =========          =========


                   SEE NOTES TO COMBINED FINANCIAL STATEMENTS

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           YEAR ENDED OCTOBER 31, 2002


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND COMBINATION

The accompanying financial statements are the combined accounts of UG Manufacturing Co. Pty Ltd and subsidiaries, ("Quiksilver Australia") Quiksilver Japan K.K. and subsidiary, ("Quiksilver Japan") and UMTT Pty Limited (collectively "Quiksilver Asia/Pacific" or the "Group Companies"). The individual entities have interrelated directors and common ownership.

The combined financial statements include the financial statements of the individual entities and the accounts of their respective domestic and foreign subsidiaries. UG Manufacturing Co. Pty Ltd's wholly owned subsidiaries include:

- UG Manufacturing Co (NZ) Ltd (operating in New Zealand),
- QS (Aust) Sourcing Ltd (operating in Hong Kong),
- QS (World) Sourcing Ltd (operating in Hong Kong); and
- Caribbean BRC Pty Ltd (operating in Australia).

Quiksilver Japan K.K.'s wholly owned subsidiary is QSJ Holdings Pty Ltd (operating in Australia).

Investments in affiliates in which UG Manufacturing Co. Pty Ltd owns more than 20% of the voting securities but less than 50% of the total equity are accounted for under the equity method of accounting. Intercompany accounts and transactions have been eliminated.

GROUP BUSINESS

Quiksilver Asia/Pacific designs, produces and distributes clothing, accessories, and related products for young minded people and promotes brands that represent a casual lifestyle - driven from a boardriding heritage. Quiksilver Asia/Pacific's primary focus is apparel for young men and young women under the Quiksilver and Roxy labels, two brands that are licensed from a subsidiary of Quiksilver Inc., an American company. Distribution is primarily through surf specialty stores.

Quiksilver Asia/Pacific operates exclusively in the consumer products industry in which the Group Companies design, produce and distribute clothing, accessories and related products. Operating results of Quiksilver Asia/Pacific's various product lines have been aggregated because of their common characteristics.

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Group Companies comprising Quiksilver Asia/Pacific are controlled and managed through common ownership. Accordingly, the financial statements have been combined and reflect the elimination of all significant intercompany balances and transactions.

The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. To prepare these financial statements, it is necessary for management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities. These estimates also affect the reported revenues and expenses. Actual results could be different from these estimates.

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           YEAR ENDED OCTOBER 31, 2002

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH EQUIVALENTS

Certificates of deposit and highly liquid short-term investments purchased with original maturities of three months or less are considered cash equivalents.

INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out) or market and consist primarily of finished goods.

FIXED ASSETS

Furniture, equipment and buildings are recorded at cost and depreciated on a straight-line basis over their estimated useful lives. The useful life of furniture and equipment ranges from two to ten years, and for buildings, fifty years.

Leasehold improvements are recorded at cost and amortized over their estimated useful lives or the related lease term, whichever is shorter.

LONG-LIVED ASSETS

Quiksilver Asia/Pacific accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of". In accordance with SFAS No. 121, long-lived assets are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. SFAS No. 121 will be superseded by SFAS no. 144 as discussed below under "New Accounting Pronouncements".

GOODWILL

Goodwill arose primarily from the acquisition of Omareef during 1999. Quiksilver Asia/Pacific assesses the recoverability of goodwill at each balance sheet date by determining whether the remaining useful life can be recovered through projected undiscounted future operating cash flows. See discussion of SFAS No. 142 below under "New Accounting Pronouncements".

REVENUE RECOGNITION

Revenue from the sale of goods is recognized upon the transfer of title and risk of ownership to the customers. Allowances for estimated returns and doubtful accounts are provided when revenues are recorded.

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           YEAR ENDED OCTOBER 31, 2002


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Quiksilver Asia/Pacific accounts for income taxes using the asset and liability approach as promulgated by SFAS No. 109 "Accounting for Income Taxes". Deferred income tax assets and liabilities are established for temporary differences between the financial reporting bases and the tax bases of the Company's assets and liabilities at tax rates expected to be in effect when such assets or liabilities are realized or settled. Deferred income tax assets are reduced by a valuation allowance if, in the judgment of Quiksilver Asia/Pacific's management, it is more likely than not that such assets will not be realized.

FOREIGN CURRENCY AND DERIVATIVES

Quiksilver Australia's primary functional currency is the Australian Dollar. Quiksilver Japan's primary functional currency is the Japanese Yen. Assets and liabilities of their respective subsidiaries denominated in other currencies are translated to the functional currency at the rate of exchange on the balance sheet date. Revenue and expenses are translated using the average exchange rate for the period.

Quiksilver Asia/Pacific has adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" at November 1, 2001. As a result, net unrealized losses on forward exchange contracts have been recorded in the Combined Statement of Comprehensive Income to recognize the fair value of derivatives that are designated as foreign currency hedges. All outstanding foreign currency exchange derivatives are recognized as either assets or liabilities measured at fair value at balance date.

CURRENCY OF PRESENTATION

All amounts have been translated from the functional currencies into U.S Dollars using the exchange rate at the most recent balance sheet date being US$ 1 = AUD$0.555 and AUD$ 1 = Yen 67.99. The translation of amounts into US dollar amounts are included solely for the convenience of readers in the United States of America. Such translation should not be construed as a representation that the Australian dollar amounts could be converted into US dollars at that or any other rate.

COMPREHENSIVE INCOME

Comprehensive income includes all changes in stockholders' equity except those resulting from investments by, and distributions to, stockholders. Accordingly, Quiksilver Asia/Pacific's Combined Statement of Comprehensive Income includes net income and foreign currency adjustments that arise from the translation of the financial statements of Quiksilver Japan and Quiksilver Australia into U.S. dollars and unrealized gains and losses on certain foreign currency exchange derivative instruments.

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           YEAR ENDED OCTOBER 31, 2002


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of Quiksilver Asia/Pacific's trade accounts receivable and accounts payable approximates their fair value due to their short-term nature. The carrying value of the Company's lines of credit and long-term debt approximates its fair value as these borrowings include a series of short-term notes at fixed interest rates. The insurance policy recorded on the balance sheet is valued at the cash amount anticipated on the surrendering of the policy.

NEW ACCOUNTING PRONOUNCEMENTS

Effective November 1, 2001, the Group Companies account for goodwill under Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations". This standard eliminates the pooling method of accounting for business combinations initiated after June 30, 2001. In addition, SFAS No. 141 addresses the accounting for intangible assets and goodwill acquired in a business combination. This portion of SFAS No. 141 is effective for business combinations completed after June 30, 2001. The adoption of SFAS No. 141 did not have a material effect on our financial position or results of operations.

Effective November 1, 2001, we adopted SFAS No. 142, "Goodwill and Intangible Assets", which revises the accounting for purchased goodwill and intangible assets. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are tested for impairment annually and also in the event of an impairment indicator. An impairment is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairments, if any, would be recognized in operating earnings. We completed the required transitional impairment test and the annual impairment test and determined that no impairment loss was necessary. Any subsequent impairment losses will be reflected in operating income. With the adoption of SFAS No. 142 we discontinued amortization of goodwill.

In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes previous guidance on financial accounting and reporting for the impairment or disposal of long-lived assets and for segments of a business to be disposed of. SFAS No. 144 is effective for fiscal 2003. We do not expect the adoption of SFAS No. 144 to have a significant impact on our financial position or results of operations. However, future impairment reviews may result in charges against earnings to write down the value of long-lived assets.

In August 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which requires that costs associated with exit or disposal activities be recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. We must apply SFAS No. 146 prospectively to exit or disposal activities initiated after December 31, 2002. If we initiate exit or disposal activities after that date, SFAS No. 146 will affect the timing of the recognition of the related costs. We do not expect the adoption of this standard to have a significant impact on our financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           YEAR ENDED OCTOBER 31, 2002

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. We are required to follow the prescribed format and provide the additional disclosures required by SFAS No. 148 in our financial statements for fiscal 2003 and must also provide the disclosures in our quarterly reports containing condensed financial statements for interim periods beginning with our quarterly period ending April 30, 2003.

NOTE 2 - ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts includes the following:

                                                                              OCTOBER 31 2002      OCTOBER 31 2002
                                                                                     AUD$                 US$
                                                                              ------------------------------------
Balance, beginning of year.........................................               3,907,833            2,168,848
     Provision for doubtful accounts...............................               1,077,644              598,091
     Deductions....................................................                (816,139)            (452,956)
                                                                              -------------        -------------
Balance, end of year...............................................               4,169,338            2,313,983
                                                                              =============        =============

NOTE 3 - FIXED ASSETS

Fixed assets consist of the following:

                                                                              OCTOBER 31 2002      OCTOBER 31 2002
                                                                                    AUD$                 US$
                                                                              ------------------------------------
     Furniture and equipment.......................................               7,910,685            4,390,430
     Leasehold improvements........................................               3,955,778            2,195,457
     Land and buildings............................................               2,075,631            1,151,975
                                                                                -----------          -----------
                                                                                 13,942,094            7,737,862
     Accumulated depreciation and amortization.....................              (5,094,652)          (2,827,532)
                                                                                -----------          -----------
                                                                                  8,847,441            4,910,330
                                                                                ===========          ===========

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           YEAR ENDED OCTOBER 31, 2002


NOTE 4 - LINE OF CREDIT

At October 31, 2002, Quiksilver Australia had an available line of credit with a bank that provides maximum cash borrowings of approximately AUD$17,000,000 (US$ 9,435,000), including an AUD$9,600,000 (US$ 5,328,000) sublimit for the issuance of letters of credit. Borrowings under the credit facility bear interest based on the bank's base rate. The weighted average interest rate at October 31, 2002 was 7.75%. As of October 31, 2002, AUD$5,737,809 (US$ 3,184,484) of cash borrowings was outstanding under the line of credit. The line of credit agreement expires in June 2003 and provides for a reduction in the maximum cash borrowings available under the agreement to AUD$10,500,000 (US$5,827,500) at January 31, 2003. Quiksilver Australia believes that these lines of credit can be renewed with substantially similar terms. The line of credit agreement contains restrictive covenants, the most significant of which relate to maintaining certain leverage and interest coverage ratios. At October 31, 2002, the Company was in compliance with such covenants. The line of credit is secured by a pledge of the assets of Quiksilver Australia and is guaranteed by Quiksilver Japan.

Principal payments on long-term debt are all due within twelve months.

NOTE 5 - CAPITAL LEASE OBLIGATIONS

The Company has equipment under capital lease, which requires payments of principal and interest as follows:

                                                                               OCTOBER 31 2002      OCTOBER 31 2002
                                                                                      AUD$                 US$
                                                                               ------------------------------------
         2003......................................................                 734,420              407,603
         2004......................................................                 573,041              318,038
         2005......................................................                 356,741              197,991
         2006......................................................                 166,526               92,422
                                                                                  ---------            ---------
Total payments                                                                    1,830,728            1,016,054
   Less - amount attributable to interest..........................                (332,924)            (184,773)
                                                                                  ---------            ---------
Capital lease obligation                                                          1,497,804              831,281
   Less - current portion..........................................                (561,404)            (311,579)
                                                                                  ---------            ---------
Long-term lease obligation.........................................                 936,400              519,701
                                                                                  =========            =========

The weighted average interest rate on capital lease obligations at October 31, 2001 was 10.4 %. Property and equipment includes approximately AUD$4,056,809 (US$2,251,529) of vehicles, office and computer equipment under lease as at October 31, 2002. Accumulated amortization associated with this equipment totaled approximately AUD$1,962,942 (US$1,089,433) as at October 31, 2002.

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           YEAR ENDED OCTOBER 31, 2002

NOTE 6 - ACCRUED LIABILITIES

Accrued liabilities consist of the following:

                                                                              OCTOBER 31 2002      OCTOBER 31 2002
                                                                                      AUD$                 US$
                                                                              ------------------------------------
     Accrued employee compensation and benefits....................               1,224,167              679,413
     Accrued sales, goods and services and payroll taxes...........                 643,284              357,023
     Derivative liability..........................................                 954,016              529,479
     Accrued pension liability-Note 14.............................                 225,225              125,000
     Other liabilities.............................................                 360,336              199,986
                                                                                  ---------            ---------
                                                                                  3,407,028            1,890,901
                                                                                  =========            =========

NOTE 7 - ACCRUED DIVIDENDS AND DISTRIBUTIONS PAYABLE

Total dividends declared/paid during the year ended October 31, 2002 was AUD$37,806,927 (US$20,982,845). Outstanding as at October 31, 2002 is the dividend declared by Japan's Board of Directors on October 15, 2002 of AUD$34,490,469 (US$19,142,210).

NOTE 8 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

Quiksilver Asia/Pacific leases certain land and buildings under long-term operating lease agreements. The following is a schedule of future minimum lease payments required under such leases as of October 31, 2002:

                                                                                     2002                2002
                                                                                     AUD$                 US$
                                                                                --------------------------------
         2003......................................................               3,699,099            2,053,000
         2004......................................................               1,610,810              894,000
         2005......................................................               1,596,396              886,000
         2006......................................................               1,380,180              766,000
         2007......................................................               1,261,261              700,000
         Thereafter................................................                 481,081              267,000
                                                                                 ----------            ---------
                                                                                 10,028,827            5,566,000
                                                                                 ==========            =========

Total rent expense was AUD$5,163,449 (US$2,865,714) during the year ended October 31, 2002.

LITIGATION

There are currently no known legal claims against the entities that comprise the Quiksilver Asia/Pacific Group.

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           YEAR ENDED OCTOBER 31, 2002


NOTE 9 - STOCKHOLDERS' EQUITY

Stockholder's equity consists of the combined equity of Quiksilver Japan, Quiksilver Australia, and UMTT Pty Limited. The components of stockholder equity included in the Combined Statement of Stockholders' Equity have been translated from the functional currencies into U.S Dollars using the exchange rate at the most recent balance sheet date being US$ 1 = AUD$0.555 and AUD$ 1 = Yen 67.99.

Contributed equity included in the company's Combined Statement of Stockholders' Equity consists of the value received in exchange for shares of ownership in the various combining entities. At October 31, 2002, there were 119,431 shares of common stock of UG Manufacturing Co Pty Ltd, 600 shares of common stock of Quiksilver Japan, and 100 shares of common stock of UMTT Pty Limited. During the year ended October 31, 2002, there were no equity transactions that affected contributed equity.

During the year ended October 31, 2002, the Group Companies paid or provided for dividends out of retained earnings. These dividends totaled AUD $37,806,927 (US$20,982,845) translated using the exchange rate at the most recent balance sheet date.

There are no shares under option.

NOTE 10 - TRADEMARK

The Group Companies have various licensing agreements with Quiksilver Inc. ("License Agreements"). The License Agreements provide that the Group Companies can sell product under the Quiksilver and Roxy trademarks and trade names in territories covered by the License Agreements - primarily, Australia, New Zealand and Japan ("Licensed Territories"). These agreements expire on various dates ranging from one to ten years. In consideration of the rights granted under the License Agreements, the Group Companies pay a royalty on a monthly basis based on net sales of Quiksilver and Roxy products in the Licensed Territories. The License Agreements also require the Group Companies to pay a promotional fee based on net sales of Quiksilver and Roxy products and generally restrict the companies from selling products under other brand names.

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           YEAR ENDED OCTOBER 31, 2002

NOTE 11 - INCOME TAXES

A summary of the provision for income taxes is as follows:

                                                                              OCTOBER 31 2002      OCTOBER 31 2002
                                                                                     AUD$                 US$
                                                                              ------------------------------------
Current:
Australia  ........................................................               3,973,492            2,205,288
New Zealand  ......................................................                 648,315              359,815
Hong Kong  ........................................................                  57,649               31,995
Japan  ............................................................              (1,239,269)            (687,795)
                                                                                -----------            ---------
                                                                                  3,440,187            1,909,304
                                                                                ===========            =========
Deferred:
Australia  ........................................................                (222,929)            (123,726)
New Zealand  ......................................................                       -                    -
Hong Kong  ........................................................                       -                    -
Japan  ............................................................                 (81,090)             (45,005)
                                                                                -----------            ---------
                                                                                   (304,019)            (168,731)
                                                                                -----------            ---------
Provision for income taxes  .......................................               3,136,168            1,740,573
                                                                                ===========            =========

A reconciliation of the effective income tax rate to a computed "expected" statutory Australian income tax rate is as follows:

                                                                                               OCTOBER 31 2002
                                                                                                      %
                                                                                               ---------------
Computed "expected" statutory Australian income tax rate ...........................                 30.0
Non-Deductible Expenses ............................................................                  2.1
Foreign income tax rate differential................................................                 (5.9)
                                                                                                     ----
Effective income tax rate ..........................................................                 26.2
                                                                                                     ====

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           YEAR ENDED OCTOBER 31, 2002


The components of net deferred income taxes are as follows:

                                                                              OCTOBER 31 2002       OCTOBER 31 2002
                                                                                     AUD$                  US$
                                                                              -------------------------------------
Deferred income tax assets:
Net operating loss...............................................                 2,418,900            1,342,490
Other accrued expenses...........................................                   985,100              546,730
Allowance for doubtful accounts..................................                   934,472              518,632
Accrual for employee liability...................................                   345,117              191,540
Other comprehensive income.......................................                   286,205              158,844
Inventory........................................................                   109,083               60,541
Leases...........................................................                    66,531               36,925
                                                                                  ---------            ---------
                                                                                  5,145,408            2,855,703

Deferred income tax liabilities:
Inventory adjustment.............................................                 1,238,238              687,222
Cash surrender value life insurance..............................                 1,204,385              668,434
Prepayment.......................................................                   272,722              151,361
Other............................................................                   187,400              104,007
Depreciation.....................................................                     1,040                  577
                                                                                  ---------            ---------
                                                                                  2,903,785            1,611,600
                                                                                  ---------            ---------
Net deferred income taxes .......................................                 2,241,623            1,244,102
                                                                                  =========            =========

For classification purposes within the balance sheet, some tax assets and tax liabilities have been off set within the same geographical location.

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          YEAR ENDED OCTOBER 31, 2002

NOTE 12 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES

The Group Companies' investments in affiliated companies includes four distributors and retailers that have licensing agreements with Quiksilver, Inc. to manufacture products with the Quiksilver and Roxy labels in Thailand, Malaysia and Indonesia. The Group Companies use the equity method of accounting for investments in and earnings and losses of affiliates in which the Group Companies own between 20% and 50% of the investee's voting stock and/or has the ability to exercise significant influence over operating and financial policies of the investee. The equity method requires periodic adjustments to the investment account to recognize the Group Companies' proportionate share in the investee's results, reduced by receipt of investee dividends and amortization of goodwill. The Group Companies periodically review these investments for impairment and provide a reserve for the diminution of value when recoverability is in question. The Group Companies use the cost method to account for investment in affiliates in which the Group Companies own less than 20% of the investee's voting stock.

The Group Companies' investment in unconsolidated affiliates, net, including loans to unconsolidated affiliates of AUD$271,238 (US$150,538), totaled AUD$670,801 (US$372,295) at October 31, 2002. For the year ended October 31, 2002, the Group Companies' equity in earnings of unconsolidated affiliates was not significant.

                                                  OCTOBER 31 2002   OCTOBER 31 2002
                                                        AUD$              US$
                                                  ---------------   ---------------
Investments in unconsolidated affiliates
      Depreciation ...........................         783,563          434,877
   Less Provision for diminution .............        (384,000)        (213,120)
                                                      --------         --------
Net Investments in unconsolidated affiliates .         399,563          221,757
Loans to unconsolidated affiliates ...........         271,238          150,538
                                                      --------         --------
Total Investments in Unconsolidated Affiliates         670,801          372,295
                                                      ========         ========


NOTE 13 - OTHER ASSETS

                                                 OCTOBER 31 2002      OCTOBER 31 2002
                                                       AUD$                 US$
                                                 ---------------      ---------------
Guarantee deposits .......................          1,392,103            772,617
Intangible pension asset - Note 14 .......            169,369             94,000
Other assets .............................            130,650             72,510
                                                    ---------            -------
                                                    1,692,122            939,127
                                                    =========            =======

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          YEAR ENDED OCTOBER 31, 2002

NOTE 14 - PENSIONS AND OTHER POST RETIREMENT BENEFITS

The Group Companies have several retirement and pension plans covering the majority of employees, including employees in foreign countries, and certain directors of Quiksilver Japan. Substantially all full-time employees in Japan participate in a pension plan ("Pension Plan") that provides pension benefits based on the number of years of service and rate of compensation at the time of retirement or termination. In the case of involuntary termination, the employee is entitled to greater payments than in the case of voluntary termination. The Pension Plan was established during the year ended October 31, 2002.

The following table reconciles the funded status of the Pension Plan to the balance on the Consolidated Statement of Financial Position. The pension obligations are valued as of October 31, 2002. There are no plan assets currently set aside in relation to this pension liability.

                                                  OCTOBER 31 2002   OCTOBER 31 2002
                                                        AUD$              US$
                                                  ---------------   ---------------
Pension Obligations
    Beginning balance
        Benefit obligation at inception ....         (194,595)         (108,000)
        Service cost .......................          (41,441)          (23,000)
        Interest cost ......................           (5,405)           (3,000)
Actuarial loss (gain) ......................          (73,874)          (41,000)
                                                     --------          --------
Ending balance .............................         (315,315)         (175,000)


                                                                         OCTOBER 31 2002       OCTOBER 31 2002
                                                                               AUD$                  US$
                                                                         ---------------       ---------------
Reconciliation of funded status to net amounts recognized:
     Funded status - plan assets in excess of (less than) projected
       benefit obligation .........................................        (315,415)              (175,000)
     Unrecognized prior service cost ..............................         185,585                103,000
     Unrecognized net actuarial loss (gain) .......................          73,874                 41,000
                                                                           --------               --------
Net amount recognized .............................................         (55,856)               (31,000)

Amounts recognized in the statement of financial position
     Accrued pension liability ....................................        (225,225)              (125,000)
     Pension intangible asset .....................................         169,369                 94,000
                                                                           --------               --------
Net amounts recognized ............................................         (55,856)               (31,000)
                                                                           ========               ========

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          YEAR ENDED OCTOBER 31, 2002

The components of net periodic pension costs and other supplemental information were as follows:

                                                                OCTOBER 31 2002       OCTOBER 31 2002
                                                                      AUD$                  US$
                                                                ---------------       ---------------
Components of net periodic benefit costs - pensions
     Service cost for benefits earned during the period                41,441             23,000
     Interest cost on projected benefit obligation ....                 5,405              3,000
     Amortization of prior service cost ...............                 9,009              5,000
     Recognition of actuarial loss (gain) .............                  --                 --
                                                                       ------             ------
Net periodic pension costs ............................                55,856             31,000
                                                                       ======             ======
Assumptions used in the accounting were:
Discount rate .........................................                   2.5%
Expected return on plan assets ........................                     0%
Rate of increase in compensation levels ...............                   2.5%

Substantially all full-time employees in Australia and Hong Kong participate in government-mandated defined contribution retirement plans. During the year ended October 31, 2002 the Group Companies incurred AUD$711,712 (US$395,000) of expenses related to these government-mandated defined contribution plans.

All employees in Australia also participate in a long term service plan (the "Plan") by which employees who provide certain years of service are entitled to either a lump sum payment upon termination or extended leave. For the year ended October 31, 2002, Quiksilver Australia incurred AUD$34,739 (US$19,280) of expenses related to the Plan. At October 31, 2002, the Companies had an accrued liability of AUD$396,647 (US$220,139) related to the Plan.

During the year ended October 31, 2002, AUD$9,241,917 (US$5,129,264) was paid to certain retiring members of the Board of Directors for prior years of service as employees and directors. The entire amount is included in the Combined Statement of Income for the year ended October 31, 2002.

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          YEAR ENDED OCTOBER 31, 2002


NOTE 15 - DERIVATIVE FINANCIAL INSTRUMENTS

Quiksilver Asia/Pacific is exposed to gains and losses resulting from fluctuations in foreign currency exchange rates relating to product purchases that are denominated in currencies other than the functional currencies of the Group Companies.

Furthermore, Quiksilver Asia/Pacific is exposed to gains and losses resulting from the effect that fluctuations in foreign currency exchange rates have on the reported results in the combined financial statements due to the translation of the operating results and financial position of its international companies. As part of its overall strategy to manage the level of exposure to the risk of fluctuations in foreign currency exchange rates, Quiksilver Asia/Pacific uses various foreign currency exchange contracts.

For all qualifying cash flow hedges, the changes in the fair value of the derivatives are recorded in other comprehensive income. If Quiksilver Asia/Pacific entered into other derivatives in the future that did not qualify for hedge accounting but would be used by management to mitigate exposure to currency risks, they would be marked to fair value with corresponding gains or losses recorded in earnings. As of October 31, 2002, Quiksilver Asia/Pacific was hedging forecasted transactions expected to occur in the following five months. Assuming exchange rates at October 31, 2002 remain constant, approximately AUD$900,000 (US$499,500) of losses related to hedges of these transactions are expected to be reclassified into earnings over the next five months.

On the date Quiksilver Asia/Pacific enters into a derivative contract, management designates the derivative as a hedge of the identified exposure. Quiksilver Asia/Pacific formally documents all relationships between hedging instruments and hedged items, as well as the risk-management objective and strategy for entering into various hedge transactions. In this documentation, Quiksilver Asia/Pacific identifies the asset, liability, firm commitment, or forecasted transaction that has been designated as a hedged item and indicates how the hedging instrument is expected to hedge the risks related to the hedged item. Quiksilver Asia/Pacific formally measures effectiveness of its hedging relationships both at the hedge inception and on an ongoing basis in accordance with its risk management policy. Quiksilver Asia/Pacific would discontinue hedge accounting prospectively:

(i) if it is determined that the derivative is no longer effective in offsetting changes in the cash flows of a hedged item,

(ii)  when the derivative expires or is sold, terminated, or exercised,

(iii) if it becomes probable that the forecasted transaction being hedged by the derivative will not occur,

(iv) because a hedged firm commitment no longer meets the definition of a firm commitment, or

(v) if management determines that designation of the derivative as a hedge instrument is no longer appropriate.

DURING THE FISCAL YEAR ENDED OCTOBER 31, 2002, QUIKSILVER ASIA/PACIFIC RECLASSIFIED INTO EARNINGS A NET LOSS OF AUD $735,253 (US$408,066) RESULTING FROM THE EXPIRATION, SALE, TERMINATION, OR EXERCISE OF DERIVATIVE CONTRACTS.

Quiksilver Asia/Pacific enters into forward exchange and other derivative contracts with major banks and is exposed to credit losses in the event of nonperformance by these banks. Quiksilver Asia/Pacific anticipates, however, that these banks will be able to fully satisfy their obligations under the contracts. Accordingly, Quiksilver Asia/Pacific does not obtain collateral or other security to support the contracts.

                             QUIKSILVER ASIA/PACIFIC
        (INCORPORATING UG MANUFACTURING CO. PTY LIMITED AND SUBSIDIARIES
                   AND QUIKSILVER JAPAN K.K. AND SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          YEAR ENDED OCTOBER 31, 2002

A summary of derivative contracts at October 31, 2002 is as follows:

                                                         NOTIONAL                                           FAIR
                                                          AMOUNT                                            VALUE
                                                         --------                                           -----
AUD$                                                       AUD$                   MATURITY                  AUD$
                                                           ----                   --------                  ----
U.S. dollars...................................       17,541,180           Nov 2002 - January 2003     (1,002,449)
New Zealand dollars............................        1,603,505           February 2003                   48,432
                                                      ----------                                         --------
                                                      19,144,685                                         (954,017)
                                                      ==========                                         ========



                                                         NOTIONAL                                           FAIR
                                                          AMOUNT                                            VALUE
                                                         --------                                           -----
US$                                                        US$                    MATURITY                   US$
                                                           ---                    --------                   ---
U.S. dollars...................................         9,735,355          Nov 2002 - January 2003        (556,359)
New Zealand dollars............................           889,945          February 2003                    26,880
                                                       ----------                                         --------
                                                       10,625,300                                         (529,479)
                                                       ==========                                         ========